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                                                                    Exhibit 23.1

                              CONSENT OF KPMG LLP

The Board of Directors and Shareholders
TranSwitch Corporation
Three Enterprise Drive
Shelton CT 06484

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                       KPMG LLP

Stamford, CT
November 15, 2000